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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statements File Nos. 333-11067, 333-15907, 333-17021, 333-23035, 333-37247, 333-37383,
333-41603, 333-58045, 333-68505, 333-76379, 333-76757, 333-82134, 333-82569,
333-84419, 333-88813, 333-88819, and 333-91621 of General Growth Properties,
Inc. on Form S-3 and the Registration Statements File Nos. 33-79372, 333-07241, 333-11237, 333-28449, 333-74461, 333-79737 and 333-105882 of General Growth
Properties, Inc. on Form S-8 of our report dated March 10, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the change in method of accounting for derivative instruments and hedging activities in 2001 and the change in accounting for debt extinguishment costs in
2003) appearing in this Annual Report on Form 10-K of General Growth Properties, Inc. for the year ended December 31, 2003. We also consent to the incorporation by reference in the Registration Statements listed above of our report dated March 10, 2004 relating to the financial statement schedule, which appears in this Annual Report on Form 10-K.

Deloitte & Touche LLP

Chicago, Illinois
March 11, 2004